--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                December 17, 2004

                        -------------------------------

                                DYNABAZAAR, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

               000-29423                               04-3551937
        (COMMISSION FILE NUMBER)          (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               888 Seventh Avenue
                            New York, New York 10019
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (212) 974-5730
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



--------------------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------

            Item 5.02. Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

      On December 17, 2004, the Board of Directors of Dynabazaar, Inc. (formerly Fairmarket, Inc.) (the "Company") appointed William J. Fox to serve as a Class I director and as the Company's President and Chief Executive Officer. James A. Mitarotonda resigned as the Company's President and Chief Executive Officer effective as of December 17, 2004 and will continue to serve as a member of the Company's Board of Directors.

      Mr. Fox, 48, served as the Chairman, President and Chief Executive Officer of AKI, Inc., a specialty marketing services company, from February 1999 until October 2004. Prior to that, Mr. Fox was President of Strategic and Corporate Development for Revlon Worldwide, Chief Executive Officer of Revlon Technologies, and Senior Executive Vice President and a director of Revlon, Inc. Mr. Fox currently serves as the President, Chief Executive Officer and a director of L Q Corporation, Inc., the Vice Chairman of Barington Capital Group, L.P. ("Barington") and a director of Nephros, Inc.

      In addition, the Board of Directors has appointed Raymond L. Steele to serve as a Class I director. Mr. Steele is a retired businessman. Prior to his retirement, Mr. Steele held various senior positions such as Executive Vice President of Pacholder Associates, Inc. (from August 1990 until September 1993), Executive Advisor at the Nickert Group (from 1989 through 1990), and Vice President, Trust Officer and Chief Investment Officer of the Provident Bank (from 1984 through 1988). Mr. Steele currently serves on the board of directors of DualStar Technologies Corporation, American BankNote Corporation, Globix Corporation, Motient Corporation and Horizon Offshore, Inc. He is also a member of the board of directors of Newcastle Holdings, Inc.

      Mr. Steele will replace Lloyd I. Miller, III as the Chairman of the Board's Audit Committee. Mr. Miller will continue to serve as a member of the Nominating and Corporate Governance Committee as well as serve as the Chairman of the Board's Compensation Committee. Rory Cowan, the Chairman of the Board, will serve on the Board's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Joseph R. Wright, Jr. will serve on the Board's Audit Committee and Compensation Committee and as Chairman of the Board's Nominating and Corporate Governance Committee.

      The Board of Directors, including each director independent of the Company and Barington, also approved the Company entering into an amended administrative services agreement with Barington dated as of December 17, 2004. Under the agreement, which runs through December 31, 2006, Barington is to be paid a fee of $15,000 per month for performing certain administrative, accounting and other services on behalf of the Company. In addition, Barington is to be paid a fee of $175 an hour for any legal services provided by Barington on behalf of the Company at the Company's request. The Company has also agreed that in the event that Barington identifies for the Company at its request a business transaction such as a merger, acquisition or joint venture, and/or provides the Company with financial consulting or merger and acquisition services in connection with such business transaction, the Company will pay Barington a fee to be agreed upon between Barington and the Board of Directors of the Company. In connection with the agreement, the Company granted options to certain designees of Barington to purchase, in the aggregate, 320,000 shares of the Company's common stock at an exercise price of $0.31 per share.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    DYNABAZAAR, INC.



Dated:  December 20, 2004           By: /s/ Melvyn Brunt
                                       -----------------------------
                                       Melvyn Brunt
                                       Chief Financial Officer